UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

THERETIREMENTSOLUTION.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

337 N. Marwood Avenue, Fullerton CA 92832
(Address of principal executive offices) (zip code)

714-322-2263
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 25, 2006, TheRetirementSolution.com, Inc. (the “Company”) accepted the resignation of Mr. James Anderson as a director of the Company. Subsequent to the foregoing resignation, on September 25, 2006, the Board of Directors appointed Mr. Louis Sagar to serve as a director of the Company.

During the past five years Mr. Sagar has been and remains the principal in Old School Ventures, LLC, his own marketing consulting firm based in New York City. Previously, Mr. Sagar founded ZONA, a specialty home retailer, Mr. Sagar built a lifestyle merchandising brand with nine retail locations and wholesale operations distributing private label home accessories and lifestyle products throughout the United States, Europe, and Japan. In 1998 Mr. Sagar sold ZONA to a private investment group. Mr. Sagar has been a director of Newsgrade Corporation, the former parent of TRS and a significant shareholder of Voxpath, since April 1998 and a director of TRS since September 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERETIREMENTSOLUTION.COM, INC.

Dated: September 28, 2006	By:	/s/ William Kosoff
William Kosoff
Chief Executive Officer